Exhibit 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 28, 2016 on our review of interim financial information of Raytheon Company and its subsidiaries (the “Company”) for the three month periods ended April 3, 2016 and March 29, 2015, and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2016, is incorporated by reference in its Registration Statement on Form S-3 dated June 6, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 6, 2016